Exhibit 99.1

                             JOINT FILING STATEMENT

            In accordance with Rule 13d-1 (k) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the persons and entities listed below agree to the joint filing on behalf of each of them of this Amendment No. 3 on Schedule 13D (including any and all amendments thereto) with respect to the shares of Common Stock of U.S. Energy Systems, Inc., and further agree that this Joint Filing Statement shall be included as an Exhibit to such joint filings. In evidence thereof the undersigned, being duly authorized, hereby execute this Statement on this October 6, 2004.

                                        /s/ Lawrence I. Schneider
                                            ---------------------
                                            Lawrence I. Schneider



                                       /s/ Henry N. Schneider
                                           ------------------
                                           Henry N. Schneider


                                           ENERGY SYSTEMS INVESTORS, LLC

                                By:        Energy Systems Investors, II LLC,
                                           the Manager of Energy Systems
                                           Investors, LLC



                               By:         /s/ Henry N. Schneider
                                               ------------------
                                               Henry N. Schneider, Member




                                            ENERGY SYSTEMS INVESTORS, II, LLC


                              By:         /s/ Henry N. Schneider
                                              ------------------
                                              Henry N. Schneider, Member